Exhibit 99.2

Levy Acquisition Corp.

Levy Acquisition & Del Taco Holdings Business Combination

Conference Call

March 12, 2015

CORPORATE      PARTICIPANTS

Larry Levy, Chairman and Chief Executive Officer, Levy Acquisition Corp.

Ari Levy, President and Chief Investment Officer, Levy Acquisition Corp.

Paul J.B. Murphy, III, President and Chief Executive Officer, Del Taco Holdings, Inc.

John D. Cappasola, Jr., Executive Vice President and Chief Brand Officer, Del Taco Holdings, Inc. Steven L. Brake, Executive Vice President and Chief Financial Officer, Del Taco Holdings, Inc. Alexis Tessier, Investor Relations, ICR

PRESENTATION

Operator:

Good afternoon, ladies and gentlemen. Thank you for standing by and welcome to the Del Taco and Levy Acquisition Corp. Conference Call and Webcast. I would now like to turn the call over to Alexis Tessier of ICR to begin.

Alexis Tessier:

Thank you, Laurie. We appreciate everyone joining us today. Please note that this morning’s press release and related SEC documents can be found on the Levy Acquisition Corp. website at www.levyacquisitioncorp.com. In addition, the Investor deck that will be presented as part of today’s discussion has been posted to the website and is available for download.

Please review our forward-looking statements found on Slide 1 of the Investor deck at your earliest convenience. Today’s presentation is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any equity, debt or other financial instruments of Del Taco LLC or Levy Acquisition Corp., or any of Del Taco’s or Levy’s affiliate securities, as such term is defined under US Federal Securities Laws.

The investor presentation has been prepared to assist interested parties in making their own evaluation of the proposed investment and for no other purpose. The information contained herein does not purport to be all-inclusive. We refer you to the cautionary language regarding forward-looking statements that can be found on Slide 1, for a more detailed review of the risks and uncertainties contained herein.

The presentation includes non-Generally Accepted Accounting or non-GAAP financial measures such as Adjusted EBITDA. Our non-GAAP financial measures should not be considered as alternatives to Generally Accepted Accounting Principles in the United States of America or GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other GAAP measure of liquidity or financial performance.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Hosting today’s call from Levy Acquisition Corp. are Larry Levy, Chairman and Chief Executive Officer and Ari Levy, President and Chief Investment Officer; and from Del Taco, Paul Murphy, Chief Executive Officer; Steven Brake, Chief Financial Officer; and John Cappasola, Chief Brand Officer.

I would now like to turn the call over to Larry. Please go ahead.

Larry Levy:

Thank you, Alexis. Today, I am happy to announce that Levy Acquisition Corporation is going to acquire Del Taco Restaurants. Let me give you a little bit of my background, so you can understand why we were attracted to the Company and what my role will be in the future.

I have a deep restaurant and real estate experience having co-founded with my brother Mark, Levy Restaurants, which was transformed from a single delicatessen in Chicago into an international billion- dollar food service company with multiple culinary awards. Our “secret sauce” has always been warm, heart-felt, Midwestern hospitality, and winning one customer at a time, with memorable dining experiences.

I sold half of Levy Restaurants to the Compass Group in September of 2000 and the remaining stake in January of 2006. It was a wonderful exit and the company continues to thrive. I left Levy Restaurants after serving as Chairman for many years after the sale, in 2013, to join Ari and Steve in creating Levy Acquisition Company. In 2003, I founded Levy Family Partners alongside Ari Levy and Steve Florsheim, two of my sons, as a vehicle to manage our capital, and invest in exciting opportunities.

My team has a long history of creating and developing and operating iconic businesses and real estate projects, supported by a network of world-class partners, employees, advisors, and operators cultivated over an entire career.

Levy Acquisition Corp. is an acquisition vehicle that Steve, and Ari and I formed for the purpose of conducting a business combination. In November of 2013, Levy Acquisition Corp. completed its IPO, raising approximately $150 million. Our mission was to find an established restaurant business with strong profitability, growing cash flows, and ascending comparable store sales and ample opportunities for growth, but most importantly, led by a great and experienced Management Team.

After over a year of searching, we found a Company that was in the center of our bull’s eye. Del Taco is a 50-year old iconic brand, primarily on the West Coast, with an extremely loyal and cult-like following. Customers are loyal for good reason. You cannot beat Del Taco’s food, which is fresh, high quality, and at extraordinarily inexpensive prices. Del Taco has huge potential and we’re excited to partner with, as you will hear soon, their impressive Management Team.

In summary, we are buying an iconic restaurant Company at a very good price. We couldn’t be more excited to share with you this story of a Company and brand that of such size and scale, that Management has repositioned for both current and future success. At the close of the transaction, I will become the Chairman of Del Taco.

Now, I’m going to hand it over to Paul Murphy and his Team to tell you about Del Taco and why the transition has been so fantastic.

Paul J.B. Murphy, III:

Thank you, Larry. Speaking for myself, the Management Team, and all the great people who work at Del Taco, we’re excited and look forward to embarking on this new chapter in Del Taco’s history, with Larry and the Team at Levy Acquisition Corporation.

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reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Even more so, we are excited about the direction and potential for Del Taco. When the Management Team came together, we found a brand with a wonderful array of strengths, both known and latent, which were never combined in a holistic approach to drive long-term growth for the business.

We developed a Combined Solutions strategy that touches all the key attributes of our brand and have been successfully executing this strategy since implementing it in early 2013. The Combined Solutions strategy has resulted in tremendous momentum in our business with still greater opportunity ahead. Building on the success of our strategy, coupled with this transaction, we believe Del Taco’s poised to grow from a West Coast icon with a rich 50-year history, to a strong national brand.

Now, let’s move to the investment highlights. Through our Combined Solutions strategy, which we believe to be in the early stages, but driving results momentum, the combination of our positioning, our food, our menu, and our price brought together and reinforced by the experience at our restaurants has created opportunity.

That opportunity is two-fold: store growth, both in core and new markets, and organic AUV growth. The strategy has also enabled us to accelerate what was already an attractive financial profile. These results are being delivered by a committed, disciplined, and passionate Management Team.

Now, let’s move to the next page. We have grown from a single restaurant in Yermo, California, opened in 1964, to today, the second largest Mexican Quick Serve Restaurant in the country with 547 restaurants in 16 states, generating in excess of 650 million in system-wide sales. We are our system’s largest franchisee with a little over half of our system consisting of Company-owned restaurants providing us, what we believe is a key competitive advantage to our highly franchised peers.

Since implementing our Combined Solutions strategy in the Spring of 2013, we had particularly strong same-store sales growth, generating 10 consecutive quarters at our Company-owned restaurants. We’ll go into more detail on the strategy, but the results speak for themselves.

Let’s move to the next page. At Del Taco, we start with fresh and we serve with value. We’ve been able to successfully combine the best attributes from both Fast Casual and Quick Service Restaurants, to deliver our customers high-quality food they have come to expect with the speed, convenience, and value they demand.

We call this convergence of models QSR+ and best of both breeds. This unique positioning allows us to attract a broad set of both Fast Casual and QSR customers that will be the catalyst for continued growth. Not only is our QSR+ positioning helping us to take share from QSR and Fast Casual competitors, but the Mexican category itself is positioned well and outperforming the broader LSR industry.

Over the last two years, the Mexican category has grown nearly double that of the LSR industry. In viewing the reference chart in the upper right, within the Mexican category, we occupy a highly desired spot by delivering food quality that is very competitive with the likes of Chipotle, but offering it at a value that is superior to Taco Bell. So we’re taking share of an expanding pie.

On the next page, we have a strong history of growth, both inside and outside our core Southern California market. With Combined Solutions firmly in-place, we are ready to re-accelerate our unit growth, and as you can see, there’s materially more runway to grow ahead of us than there is development behind us. With approximately a 2,000 unit potential domestically, we are poised to capitalize on growth opportunities at both established and emerging markets.

In established markets, the in-fill opportunity of an additional 400-plus restaurants presents a low-risk, high-return expansion strategy, leveraging brand awareness, scale, and efficiency. As part of this transaction, we are focused on accelerating our pipeline of infill locations. To-date, we have been pleased with our performance in infill markets, with our new Fresh Forward prototype design, which captures all of our brand initiatives.

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reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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The performance of these units has resulted in top-line sales greater than the system average. We also continue to be excited about our national opportunity. The brand has proven its ability to travel, paving the way for continued expansion into additional MSAs. We also have a significant franchise development opportunity and our compelling unit economics result in an attractive franchising vehicle.

Finally, we have an opportunity to re-franchise select stores or markets in order to accelerate growth. Our strategy is working. We set out to induce dramatic and enduring growth and we are seeing strong same- store sales growth across Company-operated and franchise locations, both significantly outpacing the category and continuing to strengthen. I would point out the rollover strength in Q4 2013, with a very strong performance in Q4 2014.

On the next page, Combined Solutions is the operating strategy against our repositioning efforts, and it was developed to achieve reappraisal of our brand at every touch-point; getting consumers to recognize that we have improved significantly at every turn, lending credibility to our QSR+ position, and to a number of key improvements, creating critical mass with consumers that we are better.

We changed perceptions with the brand in relatively short order by dramatically improving experiences at Del Taco through our Combined Solutions strategy. We’ve seen growth in quality and freshness perceptions, improved key guest experience ratings, and further strengthened our category-leading value and affordability marks.

Our formula starts with operations and experience at the restaurants. The top half of our flywheel is focused on operational enhancements, with the objective of retaining every guest. The bottom half of our flywheel is about driving traffic among new and existing users, with our advertising, menu, and product innovation strategies in order to elevate our brand promise and dramatize our latent strengths, firmly planting us in the QSR+ territory.

As I mentioned, we set out to induce dramatic and enduring growth and we’re seeing strong same-store sales comps and consistent traffic gains. Both significantly outpacing the category and continuing to strengthen as we move through time.

I’d now like to turn it over to John Cappasola, Chief Brand Officer, to go into more detail on Combined

Solutions.

John D. Cappasola, Jr.:

Thank you, Paul. I’ll spend the next few minutes describing key elements of our Combined Solutions strategy, as well as components of our powerful consumer value proposition. We’ll start with the bottom half of the Combined Solutions wheel, focused on our objective of elevating the brand promise, and embedding our QSR+ positioning.

Let’s talk about our food. As Paul stated, our brand positioning starts with fresh and is what makes Del Taco UnFreshing Believable. Our food is made-to-order in our kitchens. We use fresh ingredients to create our signature and appealing tastes, including marinated chicken freshly grilled in our restaurants, cheddar cheese that is grated fresh in our kitchens, beans slow cooked throughout the day, and salsa made from scratch at each Del Taco restaurant. Freshness cues are evident throughout each restaurant, including open kitchens, and freshness coolers, which showcase our fresh ingredients in our new prototype restaurants.

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reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Moving to the next couple of slides, our high-quality food at value price points, with the speed and convenience of a drive-thru make for a compelling consumer value proposition. Our average check is roughly 35% lower than Chipotle’s and approximately 10% lower than Taco Bell’s.

As we continue to build momentum and credibility against our brand positioning enhancements, our value proposition relative to the competition gives us plenty of room as it relates to growing our average check. In a national survey, America’s leading consumer magazine rated Del Taco at the top of the list, in the More for Your Money category. When you compare our menu offerings to Limited Service Restaurant competitors, the thing that makes our overall value so compelling is although we’re generally priced lower than Fast Food, our preparation process and fresh ingredients are more consistent with Fast Casual.

As an example, our Pollo Asado Grilled Chicken Bowl is made with our freshly grilled chicken and handmade pico de gallo salsa, but priced approximately 25% lower than Taco Bell’s comparable offering and around 40% lower than Chipotle’s. You’ll find similar characteristics throughout our menu.

Now, we’ll move to our Tiered Menu Strategy. We’ve developed a comprehensive Tiered Menu Strategy that is aligned with our QSR+ position to drive growth by maximizing our ability to deliver across a broad set of occasions in Limited Service Restaurants. We like to say that our menu strategy is recession-proof. It’s the ultimate barbell approach with the best-in-class Buck & Under value platform which has 12 made- to-order items starting at just $0.50, paired with strong Mid-Tier and Premium upside that offers the guest the opportunity to get Fast Casual product experiences at much better price-points with the convenience of a drive-thru. Buck & Under is designed to cement heavy fast food user traffic by building a price value advantage and does not sacrifice profitability for traffic growth. It’s actually a profit driver.

On the opposite end of the pyramid, we have a mix of initiatives that attack the consumer whitespace like Epic Burritos and Fresca Bowls, and we have a pipeline of future efforts that further our Premium positioning.

These product platforms put us in a position to grow use of the brand through new occasions and need (ph) state territories with our Fresh QSR+ positioning. In addition, we have successfully deployed and will continue to focus efforts against menu initiatives that are targeted towards dayparts to drive volumes and daypart utilization. We have a full complement of dayparts to target.

Lastly, we’ll wrap up the brand and consumer value proposition elements of Combined Solutions with how we bring the combination of our known strengths, value, affordability, and speed, together with our latent strengths; high-quality food, made-to-order in our working kitchens with fresh ingredients. The UnFreshing Believable campaign marries our latent and known strengths, bringing them together in a breakthrough manner in order to drive awareness and force a reappraisal of our brand.

When we spoke to our guests prior to Combined Solutions, we heard that we were better than Taco Bell, but guests struggled to provide a consistent reason why. When we exposed guests to the fresh side of our value proposition, they were excited and motivated, connecting the dots on why they felt our food tasted better. We heard things like, “I’ve been going to Del Taco for years and I didn’t know they prepared the food fresh, on-site, unbelievable.”

UnFreshing Believable was born from the guests. Many simply found it unbelievable that they could get fresh and made-to-order quality at our price points. They told us if we backed up the story, they’d come to us much more often and they have.

Now, we’ll turn to discussing key elements that drive the upper half of our Combined Solutions strategy, designed to dramatically improve the guest experience. So, let’s go to the next Slide. Our talented restaurant Operations Teams, led by industry veteran David Pear are focused on restaurant experiences that exceed customer expectations, and deliver on our QSR+ positioning.

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reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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It’s been a critical focus to make sure that restaurant experiences don’t fall short of an elevated brand promise. We began our efforts by conducting an in-depth study of top-performing restaurants to mine the common behaviors and best practices related to restaurant leadership, speed with service, and delivering on our goal of an exceptional guest experience.

We trained our multi-unit Managers, franchisees, and General Managers on common behaviors of top- performers, and have incorporated many of the best practices into our operating system and training materials through our Accelerating Operations Improvement initiative.

These structural changes to our operating system have dramatically shifted the focus in our restaurants to be guest-centric and have established a strong foundation to build on. These improvements have already led to significant increases in overall satisfaction scores, with targeted guest segments reporting a higher likelihood to return and recommend Del Taco.

We complemented both our operations enhancements and our repositioning efforts with a fresh focus re- image program, called Ambience Shake-Up or ASU. ASU leverages many of the key consumer-facing elements from our new prototype design to present the brand consistently, while contemporizing the chain and aligning our brand image to support and drive our QSR+ position into the future.

The 270 Company ASUs average $45,000 per restaurant and included interior and exterior paint updates, new artwork and visual cues that dramatize our fresh ingredients story, and made-to-order approach, new awnings, lighting, and umbrellas, along with dining room improvements such as new tabletops, booth backs, chairs, and other decorative enhancements. To-date, 85% of system-wide restaurants have been re-imaged with 100% of Company-owned restaurants completed in the Spring of 2013.

Now, I’ll turn it over to our Chief Financial Officer, Steve Brake, to discuss the financial overview.

Steven L. Brake:

Thank you, John. On the next Slide, I will discuss our 2012 through estimated 2014 historical financial summary.

During 2013 and 2014, we drove strong revenue growth with an acceleration during estimated 2014, following the implementation of our Combined Solutions strategy. We achieved 3% revenue growth in 2013, the year we implemented Combined Solutions, followed by 6.7% growth in 2014, which is the first full year with the benefit of our Combined Solutions strategy.

The revenue increase was driven through system AUV and same-store sales growth; 2014 same-store sales of 5.3% for Company restaurants and 5.2% for franchise restaurants.

We also drove profit improvement during 2013 and 2014. Restaurant contribution increased by 5.2 million to 64.8 during 2013, and increased by 6.4 million to 71.2 million during 2014, a growth rate of 9.9% in 2014. Restaurant contribution margin improved from 17.2% in 2012, to 18.2% in 2013, and 18.7% in 2014, resulting in a 150 basis point improvement over the past two years.

Total Adjusted EBITDA has grown from 52 million or 14.4% of total revenues in 2012, to 58.8 million or 14.9% of total revenues in 2014. These trends help demonstrate the top and bottom line improvements resulting from our Combined Solutions strategy. In addition, the Adjusted EBITDA less cap ex and associated conversion percentage illustrate the significant and increasing amount of free cash flow generated by the business.

I will now hand it over to Ari Levy, who will provide a transaction overview.

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reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Ari Levy:

Thank you, Steve. As Larry mentioned earlier, this transaction will occur in two steps. The first step will be a $120 million private investment in the Company. The Levy Family and our Partners will buy 46% of the equity in Del Taco at a $500 million valuation, excluding transaction costs and expenses. This will allow the business to substantially de-lever by retiring the 111 million of 13% PIK Subordinated Notes.

We have also signed a definitive merger agreement for Step 2, at the same valuation as the investment by the Levy Family and its Partners. As part of our process to raise the capital for our Step 1 transaction, two of our investors indicated interest in investing additional capital. These investors have agreed to purchase 35 million of Levy Acquisition Corp. stock at $10.00 a share. At $10.00 per share, the implied enterprise value for the merged company would 558 million or an implied multiple of less than 9 times projected 2015 Adjusted EBITDA.

This private placement capital will be used to fund a part of the cash portion of the merger consideration. At the closing of Step 2, the public shareholders of Levy Acquisition Corp. will have the right to participate in the merger or redeem their shares for approximately $10.00 per share in cash. The 150 million we hold in trust will be used to cover any redemptions. After that, the remaining capital will first be used to cover transaction expenses, estimated to be $22 million.

After transaction expenses are covered, the next 60 million of capital will be used to further reduce selling (ph) shareholders’ position at $10.00 per share. Finally, any incremental amount of cash will go onto the balance sheet and likely be used for debt pay-down.

We expect Step 1 of this transaction to close in mid to late March, followed soon after by a preliminary proxy filing. The shareholder vote and completion of Step 2 is expected to occur in June.

On the next slide, we lay out all of the sources and uses for the transaction, and on the final slide, we’re pleased that we’re able to buy a high-quality asset and an attractive valuation for shareholders.

With that, I’ll turn it back to Larry.

Larry Levy:

Thank you for listening. I think you can tell why we’re excited about the incredible opportunity with Del Taco and why we are putting so much capital and our time into bringing it to the public markets. Thank you for listening; appreciate it.

Operator:

Thank you. This concludes today’s teleconference. You may disconnect your lines at this time and thank you for your participation.

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Additional Information About the Transaction and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement of the Company in connection with the Merger and will mail a definitive proxy statement and other relevant documents to its stockholders. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the Merger because the proxy statement will contain important information about Del Taco, the Company and the Merger. The definitive proxy statement will be mailed to stockholders of the Company as of a record date to be established for voting on the Merger. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s internet site at http://www.sec.gov or by directing a request to: Levy Acquisition Corp., 444 North Michigan Avenue, Suite 3500, Chicago IL 60611, Attn: Sophia Stratton.

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reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC, and will also be contained in the proxy statement for the Merger when available.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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